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Exhibit 23.9

[Letterhead of RSG Global Consulting Pty Ltd]

CONSENT OF RSG GLOBAL CONSULTING PTY LTD

        The undersigned, RSG Global Consulting Pty Ltd, hereby states as follows:

        Our firm prepared an independent review, completed in 2004 (the "2004 Review") concerning mineralized material in the Awak Mas property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties — Awak Mas — Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the 2004 Review, including the reference to our firm included with such information, as set forth above in the Form 10-K.

RSG Global Consulting Pty Ltd
	By:	/s/ BRETT GOSSAGE Name: Brett Gossage Title: Manager — Resources
Date: March 14, 2007

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CONSENT OF RSG GLOBAL CONSULTING PTY LTD